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                                                                   EXHIBIT 10.26


                                AMENDMENT NO.1
                                      TO
                          DONNA KARAN INTERNATIONAL INC.
                              DEFERRED BONUS PLAN


          Pursuant to Section 20 of the Donna Karan International Inc. Deferred Bonus Plan (the "Plan"), Donna Karan International Inc. (the "Company") hereby adopts this Amendment No. 1 to the Plan, effective January 24, 2000:

     1. The third and fourth sentences of Section 4(a) of the Plan are amended in their entirety to read as follows:

          "The election to defer an Award must be made at such time as the Company shall prescribe but in no event later than the first day of March of the Plan Year in which the Award to which the deferral relates is earned. Notwithstanding the foregoing, in the case of the Plan Year in which an individual first becomes an Eligible Employee (other than as a result of the adoption of the Plan), such individual may make an election to defer an Award earned during such Plan Year within thirty (30) days of the date of initial eligibility (but only with respect to compensation for services after such date)."

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its officer duly authorized, this 24th day of January, 2000.

                        DONNA KARAN INTERNATIONAL INC.


                        BY: /s/ Lynn E. Usdan
                           --------------------------
                           Name:   Lynn E. Usdan
                           Title:  Secretary